The Bancorp, Inc. Reports Fourth Quarter and Fiscal 2011 Financial Results

Wilmington, Delaware – January 23, 2012 – The Bancorp, Inc. ("Bancorp") (NASDAQ: TBBK), a financial holding company, today reported fourth quarter and fiscal 2011 financial results.

Financial Highlights

Net income for the fourth quarter of 2011 increased by 61%, to $3.3 million compared to $2.0 million in the same quarter of 2010.  For the fiscal year ended December 31, 2011, net income increased 71% to $8.9 million compared to $5.2 million in the prior year.  Diluted earnings per share for the fourth quarter of 2011 increased to $0.10 on 33.2 million shares versus $0.08 on 26.2 million shares in the same quarter of 2010.  For the fiscal year ended December 31, 2011, diluted earnings per share amounted to $0.28 compared to a loss per share of $0.04 in the prior year.

Key factors driving these results were:

-
A 90% increase in quarterly prepaid card fees to $5.5 million compared to $2.9 million in fourth quarter 2010 with a 70% increase to $18.7 million for fiscal year 2011 from $11.0 million in the prior year.

-
A 12% increase in quarterly net interest income to $20.4 million compared to $18.2 million in fourth quarter 2010 with a 12% increase to $76.4 million for fiscal year 2011 from $68.2 million in the prior year.

-
A 54% increase in quarterly non-interest income (including prepaid card fees) to $8.2 million compared to $5.4 million in fourth quarter 2010 with a 53% increase to $29.8 million for fiscal year 2011 from $19.5 in the prior year, excluding security gains and OTTI.

-	At December 31, 2011 the portfolio of loans and securities had grown to $2.2 billion, an increase of $344 million, or 18% over the prior year. Outstanding loans increased 8% year over year.

-
Average deposits for full year 2011 totaled $2.6 billion, an increase of $548 million or 27% over 2010,   reflecting growth in all of the major categories of deposits. The interest paid on deposits between those respective periods decreased to 0.43% from 0.67%

 Betsy Z. Cohen, Bancorp’s Chief Executive Officer, said, “The fourth quarter saw a continuation in the growth of adjusted operating earnings, which increased 30% over the prior year fourth quarter resulting in a 61% increase for the quarter in net income.  This was achieved while increasing the provision for loan losses. Loans and securities grew by an aggregate of 18% over the prior year including growth in our SBA loan initiative, and our pipeline for new SBA loans continues to increase. Another initiative, vehicle leasing, also exhibited strong growth of 26% on a year over year basis. These are areas in which we are comfortable in a difficult lending environment.  Our focus on increasing non-interest income is also evident, especially for prepaid cards for which fee income increased 90% compared to the comparable prior year quarter. Our positioning as a leader in providing services in the prepaid card space continues to drive the increase.  The Company is well capitalized and book value per share increased from $7.60 at December 31, 2010 to $8.18, or an increase of 8%, while outstanding shares increased to 33 million from 26 million.”

Financial Results

Bancorp reported net income available to common shareholders for the three months ended December 31, 2011 of $3.3 million or diluted earnings per share of $0.10, based on 33,202,761 weighted average shares outstanding, compared to net income available to common shareholders of $2.0 million or diluted earnings per share of $0.08, based on 26,181,354 weighted average shares outstanding, for the three months ended December 31, 2010.  Adjusted operating earnings, a non-GAAP measure, increased to $9.4 million for the three months ended December 31, 2011 compared to $7.2 million for the three months ended December 31, 2010.  The following is a reconciliation of adjusted operating earnings to net income available to common shareholders (for the three month period):

	December 31,	December 31,
	2011	2010

Net income available to common shareholders	$3,288	$2,041
Income tax expense	1,382	946
(Gains) and losses on sales of investment securities	(136)	14
Provision for loan and lease losses and other credit costs	4,844	4,212
Adjusted operating earnings (1)	$9,378	$7,213

(1)
As a supplement to GAAP, Bancorp has provided this non-GAAP performance result. The Bancorp believes that this non-GAAP financial measure is useful because it allows investors to assess its operating performance.  Management utilizes adjusted operating earnings to measure the combined impact of changes in net interest income, non-interest income and certain other expenses.  Other companies may calculate adjusted operating earnings differently.  Although this non-GAAP financial measure is intended to enhance investors’ understanding of Bancorp’s business and performance, it should not be considered, and is not intended to be, a substitute for GAAP.

Balance Sheet Summary

At December 31, 2011, Bancorp's total assets were $3.0 billion, an increase of $615 million or 26% over total assets at December 31, 2010. During that period, investments increased to $471 million, an increase of $218 million or 87%; loans increased to $1.7 billion, an increase of $125 million or 8%; and deposits increased to $2.7 billion, an increase of $658 million or 33%. Total assets increased compared to December 31, 2010, primarily as a result of deposit growth.

Conference Call Webcast

You may access the LIVE webcast of Bancorp's Quarterly Earnings Conference Call at 8:30 AM EDT Tuesday, January 24, 2012 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. Or, you may dial 800.659.2037, access code 69328656.  You may listen to the replay of the webcast following the live call on Bancorp's investor relations website or telephonically until Tuesday, January 31, 2012 by dialing 888.396.8010, access code 45116921.

About Bancorp

The Bancorp, Inc. is a financial holding company that operates The Bancorp Bank, an FDIC-insured commercial bank that delivers a full array of financial services both directly and through private-label affinity programs nationwide.  The Bancorp Bank’s regional community bank operations serve the needs of small and mid-size businesses and their principals in the Philadelphia-Wilmington region.

Forward Looking Statements

Statements in this earnings release regarding The Bancorp, Inc.’s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “estimate,” “continue,” or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp, Inc.’s filings with the SEC, including the “Risk Factors” sections of The Bancorp Inc.’s filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Bancorp, Inc. does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
andres.viroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)
	Three months ended		Year ended
	December 31,		December 31,
	2011	2010	2011	2010
	(dollars in thousands except per share data)
Condensed income statement
Net interest income	$20,356	$18,174	$76,406	$68,193
Provision for loan and lease losses	4,844	4,212	21,498	19,287
Non-interest income
Gain on sales of investment securities	136	(14)	759	1,207
Other than temporary impairment of investment securities	-	-	(75)	(135)
Other non-interest income	8,246	5,372	29,841	19,524
Total non-interest income	8,382	5,358	30,525	20,596
Non-interest expense
Loss on other real estate owned	-	-	555	22
Other non-interest expense	19,224	16,333	71,649	61,726
Total non-interest expense	19,224	16,333	72,204	61,748
Net income before income tax expense	4,670	2,987	13,229	7,754
Income tax expense	1,382	946	4,311	2,532
Net income	3,288	2,041	8,918	5,222
Less preferred stock dividends	-	-	-	(433)
Less preferred stock accretion	-	-	-	(5,809)
Net income (loss) available to common shareholders	$3,288	$2,041	$8,918	$(1,020)

Basic earnings (loss) per share	$0.10	$0.08	$0.28	$(0.04)

Diluted earnings (loss) per share	$0.10	$0.08	$0.28	$(0.04)
Weighted average shares - basic	33,196,281	26,181,281	31,927,815	26,181,281
Weighted average shares - diluted	33,202,761	26,181,354	31,933,592	26,181,281

Balance sheet	December 31,	September 30,	June 30,	December 31,
	2011	2011	2011	2010
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$96,228	$259,116	$168,957	$157,411
Interest bearing deposits	652,946	932,152	199,866	314,908
Total cash and cash equivalents	749,174	1,191,268	368,823	472,319

Investment securities, available-for-sale, at fair value	453,292	421,716	353,099	231,165
Investment securities, held-to-maturity	18,044	18,095	18,102	21,364
Loans, net of deferred costs	1,744,828	1,715,648	1,678,660	1,619,195
Allowance for loan and lease losses	(29,568)	(27,671)	(27,685)	(24,063)
Loans, net of deferred costs	1,715,260	1,687,977	1,650,975	1,595,132
Premises and equipment, net	8,358	8,307	8,296	8,767
Accrued interest receivable	8,476	8,541	7,839	8,878
Intangible assets, net	8,004	8,254	8,504	9,005
Other real estate owned	7,405	6,415	3,764	2,115
Deferred tax asset, net	19,981	19,902	21,960	24,365
Other assets	22,687	22,538	24,477	22,613
Total assets	$3,010,681	$3,393,013	$2,465,839	$2,395,723

Liabilities:
Deposits
Demand (non-interest bearing)	$1,424,913	$1,866,259	$1,073,228	$945,605
Savings, money market and interest checking	1,222,368	1,171,349	1,076,654	975,973
Time deposits	25,528	25,552	1,394	90,862
Time deposits, $100,000 and over	9,742	10,341	11,427	11,657
Total deposits	2,682,551	3,073,501	2,162,703	2,024,097

Securities sold under agreements to repurchase	33,177	25,057	20,258	14,383
Short-term borrowings	-	-	-	87,000
Federal funds purchased	-	-	-	49,000
Accrued interest payable	123	113	131	124
Subordinated debenture	13,401	13,401	13,401	13,401
Other liabilities	9,950	12,262	7,109	8,812
Total liabilities	$2,739,202	$3,124,334	$2,203,602	$2,196,817

Shareholders' equity:
Common stock - authorized, 50,000,000 shares of $1.00 par value; 33,196,281 and 26,181,281 shares issued and outstanding at December 31, 2011 and 2010, respectively	33,196	33,196	33,196	26,181
Treasury Stock	(866)	-	-	-
Additional paid-in capital	241,997	241,473	241,011	192,711
Accumulated deficit	(9,277)	(12,565)	(14,847)	(18,195)
Accumulated other comprehensive (loss) gain	6,429	6,575	2,877	(1,791)
Total shareholders' equity	271,479	268,679	262,237	198,906

Total liabilities and shareholders' equity	$3,010,681	$3,393,013	$2,465,839	$2,395,723

Average balance sheet and net interest income	Three months ended December 31, 2011			Three months ended December 31, 2010
(dollars in thousands)	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned discount	$1,722,161	$19,082	4.43%	$1,597,630	$19,048	4.77%
Leases - bank qualified*	7,356	149	8.10%	2,646	48	7.26%
Investment securities-taxable	377,071	3,054	3.24%	192,716	1,530	3.18%
Investment securities-nontaxable*	86,259	1,044	4.84%	76,401	1,029	5.39%
Interest earning deposits at Federal Reserve Bank	678,768	420	0.25%	332,010	207	0.25%
Net interest-earning assets	2,871,615	23,749	3.31%	2,201,403	21,862	3.97%

Allowance for loan and lease losses	(28,166)			(22,660)
Other assets	211,356			200,647
	$3,054,805			$2,379,390

Liabilities and Shareholders' Equity:
Deposits:
Demand (non-interest bearing)**	$1,493,970	$392	0.10%	$1,119,463	$417	0.15%
Interest bearing deposits
Interest checking	793,115	1,558	0.79%	684,740	1,793	1.05%
Savings and money market	407,536	639	0.63%	303,749	823	1.08%
Time	35,390	113	1.28%	29,481	63	0.85%
Total interest bearing deposits	1,236,041	2,310	0.75%	1,017,970	2,679	1.05%
Total deposits	2,730,011	2,702	0.40%	2,137,433	3,096	0.58%

Short-term borrowings	-	-	0.00%	4,272	8	0.75%
Repurchase agreements	32,150	57	0.71%	12,126	9	0.30%
Subordinated debt	13,401	216	6.45%	13,401	216	6.45%
Net interest bearing liabilities	1,281,592	2,583	0.81%	1,047,769	2,912	1.11%
Total deposits and interest bearing liabilities	2,775,562	2,975	0.43%	2,167,232	3,329	0.61%

Other liabilities	9,712			8,423
Total liabilities	2,785,274			2,175,655

Shareholders' equity	269,531			203,735
	$3,054,805			$2,379,390
Net interest income on tax equivalent basis*		$20,774			$18,533

Tax equivalent adjustment		418			359

Net interest income		$20,356			$18,174
Net interest margin *			2.89%			3.36%

* Full taxable equivalent basis to be comparable to the interest income of all other categories, using a 35% statutory tax rate.
** Interest includes fees paid to affinity groups.

Average balance sheet and net interest income	Year ended December 31, 2011			Year ended December 31, 2010
(Dollars in thousands)	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned discount	$1,671,940	$74,334	4.45%	$1,567,947	$73,741	4.70%
Leases - bank qualified*	4,976	451	9.06%	1,038	64	6.17%
Investment securities-taxable	289,002	9,682	3.35%	164,238	6,181	3.76%
Investment securities-nontaxable*	77,509	4,111	5.30%	48,913	2,919	5.97%
Interest earning deposits at Federal Reserve Bank	588,689	1,461	0.25%	327,943	817	0.25%
Net interest-earning assets	2,632,116	90,039	3.42%	2,110,079	83,722	3.97%

Allowance for loan and lease losses	(26,999)			(21,676)
Other assets	255,442			183,850
	$2,860,559			$2,272,253

Liabilities and Shareholders' Equity:
Deposits:
Demand (non-interest bearing)**	$1,421,021	$1,438	0.10%	$1,011,667	$1,311	0.13%
Interest bearing deposits
Interest checking	754,949	6,094	0.81%	622,116	7,870	1.27%
Savings and money market	355,094	3,053	0.86%	311,251	3,921	1.26%
Time	31,066	354	1.14%	69,169	457	0.66%
Total interest bearing deposits	1,141,109	9,501	0.83%	1,002,536	12,248	1.22%
Total deposits	2,562,130	10,939	0.43%	2,014,203	13,559	0.67%

Short-term borrowings	745	3	0.40%	13,464	89	0.66%
Repurchase agreements	23,113	231	1.00%	8,637	27	0.31%
Subordinated debt	13,401	863	6.44%	13,401	864	6.45%
Net interest bearing liabilities	1,178,368	10,598	0.90%	1,038,038	13,228	1.27%
Total deposits and interest bearing liabilities	2,599,389	12,036	0.46%	2,049,705	14,539	0.71%

Other liabilities	9,138			9,569
Total liabilities	2,608,527			2,059,274

Shareholders' equity	252,032			212,979

	$2,860,559			$2,272,253
Net interest income on tax equivalent basis*		78,003			69,183

Tax equivalent adjustment		1,597			990

Net interest income		$76,406			$68,193
Net interest margin *			2.96%			3.28%

* Full taxable equivalent basis to be comparable to the interest income of all other categories, using a 35% statutory tax rate. ** Interest includes fees paid to affinity groups.

Allowance for loan and lease losses:	For year ended	For year ended
	December 31,	December 31,
	2011	2010
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period	$24,063	$19,123

Loans charged-off:
Commercial	8,651	13,513
Construction	3,254	-
Lease financing	39	3
Residential mortgage	2,870	1,254
Consumer	1,280	618
Total	16,094	15,388

Recoveries:
Commercial	91	279
Construction	4	4
Lease financing	-	10
Residential mortgage	-	742
Consumer	6	6
Total	101	1,041
Net charge-offs	15,993	14,347
Provision charged to operations	21,498	19,287

Balance in allowance for loan and lease losses at end of period	$29,568	$24,063
Net charge-offs/average loans	0.96%	0.92%

Loan portfolio:	December 31,	September 30,	June 30,	December 31,
	2011	2011	2011	2010
	(dollars in thousands)

Commercial	$450,411	$461,679	$450,916	$441,799
Commercial mortgage (1)	609,487	577,237	593,842	580,780
Construction	246,611	242,806	205,730	203,120
Total commercial loans	1,306,509	1,281,722	1,250,488	1,225,699
Direct financing leases	129,682	129,400	127,016	103,289
Residential mortgage	96,110	96,139	98,113	93,004
Consumer loans and others	209,041	205,243	200,132	194,320
	1,741,342	1,712,504	1,675,749	1,616,312
Unamortized costs (fees)	3,486	3,144	2,911	2,883
Total loans, net of deferred loan costs	$1,744,828	$1,715,648	$1,678,660	$1,619,195

Supplemental loan data:
Construction 1-4 family	$85,189	$91,783	$93,422	$92,190
Commercial construction, acquisition and development	161,422	151,023	112,308	110,930
	$246,611	$242,806	$205,730	$203,120
(1) At December 31, 2011 our owner-occupied loans amounted to $138 million, or 22.6% of commercial mortgages.

Capital Ratios

	Tier 1 capital	Tier 1 capital	Total capital
	to average	to risk-weighted	to risk-weighted
	assets ratio	assets ratio	assets ratio

As of December 31, 2011
The Company	8.69%	14.64%	15.89%
The Bancorp Bank	6.13%	10.35%	11.60%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

As of December 31, 2010
The Company	8.37%	11.99%	13.24%
The Bancorp Bank	7.39%	10.60%	11.85%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

	Three months ended		Year ended
	December 31,		December 31,
	2011	2010	2011	2010
Selected operating ratios:
Return on average assets	0.43%	0.34%	0.31%	0.23%
Return on average equity	4.84%	4.01%	3.54%	2.45%
Net interest margin	2.89%	3.36%	2.96%	3.28%
Efficiency ratio	67.21%	69.37%	67.96%	70.39%
Book value per share	$8.18	$7.60	$8.18	$7.60

	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
Asset quality ratios:
Nonperforming loans to total loans (1)	1.24%	1.33%	1.43%	1.05%	1.08%
Nonperforming assets to total assets (1)	0.97%	0.86%	1.12%	0.73%	0.82%
Allowance for loan and lease losses to total loans	1.69%	1.61%	1.65%	1.58%	1.49%

Nonaccrual loans	$17,587	$17,201	$19,526	$14,228	$15,297
Other real estate owned	7,405	6,415	3,764	3,379	2,115
Total nonperforming assets	$24,992	$23,616	$23,290	$17,607	$17,412

Loans 90 days past due still accruing interest	$4,101	$5,550	$4,397	$3,028	$2,220
(1) Nonperforming loans are defined as nonaccrual loans and restructure loans. Loans 90 days past due and still accruing interest are also included in these ratios.